UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 18, 2008

BRAVO RESOURCE PARTNERS LTD.
(Exact Name of Issuer in its charter)

Yukon, British Columbia	0-30770	04-3779327
(State of incorporation)	Commission File No.	(IRS Employer
Identification No.)

4155 East Jewell Avenue, Suite 500
Denver, Colorado 80222
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including Area Code: (303) 898-1371

Item 1.01 Entry into a Material Definitive Agreement.

Bravo Resource Partners Ltd. (Pinksheets BRPNF) (the "Company") announces that the Board has appointed Ernest Staggs as President and Chief Executive Officer.  The Company has filed its annual return with the Yukon Registrar of Corporations designating its Board of Directors to include and be limited to Ernest Staggs, Tyrone Carter, and Michael Meier.  Ms. Melissa Walker will no longer serve as a director of the Company.

The Company has also designated its Principal Place of Business to be the following address:

4155 E. Jewell Ave., Suite 500
Denver, CO  80222
Telephone Number:  303-898-1371
Fax:  303-496-6161

The Company has not entered into any acquisitions of mining properties and specifically rejects any claims or assertions that it has.  The Company provides notice that no individuals other than the foregoing officer and directors is authorized to act for or on behalf of the Company, and the Company expressly rejects any acts or assertions by any person not an officer or director who purports to act for or on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 18, 2008.

BRAVO RESOURCE PARTNERS, LTD.
By:	/s/ Ernest Staggs
Ernest Staggs
CEO and Director